UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2009

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 22, 2009, each of Sea Launch Company, L.L.C., Sea Launch ACS Limited, Platform Company L.D.C., Sea Launch Limited Partnership, Sea Launch ACS Limited Partnership and Platform Limited Partnership (collectively “Sea Launch”) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Chapter 11 Filing”).

As previously disclosed, The Boeing Company (“Boeing”) and one other Sea Launch partner are obligated under certain credit guarantees to make payments to certain creditors of Sea Launch in the event that Sea Launch does not make its loan payments.

The Chapter 11 Filing constituted an event of default or otherwise accelerated approximately $448 million of outstanding indebtedness of Sea Launch for which Boeing and the other Sea Launch partner issued guarantees. As a result, these guarantees to certain creditors of Sea Launch became due and payable. It is Boeing’s intention to perform its obligations under its guarantees.

Among other options, Boeing has a right to reimbursement from Sea Launch as well as rights to reimbursement from all of the other Sea Launch partners, who are each obligated to reimburse Boeing so that Boeing contributes no more than its proportional ownership percentage (40%) in Sea Launch of the aggregate guarantee payment obligations. Boeing intends to pursue vigorously all of its rights and remedies against Sea Launch and the other Sea Launch partners.

Boeing’s expected pre-tax charge to earnings in the second quarter of 2009 related to Sea Launch’s Chapter 11 Filing is approximately $35 million. In the event Boeing is unable to secure reimbursement from Sea Launch or the other Sea Launch partners related to Boeing’s payment under the credit guarantees or previously made loans to Sea Launch, Boeing could incur additional pre-tax charges of up to $478 million.

Forward-Looking Information is Subject to Risk and Uncertainty

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “could,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “targets,” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are based upon assumptions about future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak to events only as of the date they are made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws. Specific factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, those set forth below and other important factors disclosed previously and from time to time in our other filings with the Securities and Exchange Commission: Sea Launch’s ability to restructure and meet its other obligations to us; Boeing’s ability to recover estimated proceeds from recourse to the other Sea Launch partners; and the scope, nature or impact of the Chapter 11 Filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Corporate Secretary and Assistant General Counsel

Date: June 24, 2009